FIRM NATURAL GAS STORAGE AGREEMENT

         THIS FIRM NATURAL GAS STORAGE AGREEMENT dated as of October 13, 1995, by and between Avoca Natural Gas Storage, a New York general partnership ("Owner") and Pennsylvania Gas and Water Company, a Pennsylvania corporation ("Customer"), (singularly, "Party," and collectively, the "Parties").

                            W I T N E S S E T H

         WHEREAS, Owner plans to construct, own and operate a facility in Avoca, New York (as defined in subsection 1.9 below) for injection, storage and withdrawal of natural Gas to serve markets primarily in the Northeast United States;

         WHEREAS, Customer desires to purchase firm storage service to enable it to meet the requirements of its various customers; and

         WHEREAS, Owner is willing to provide services to Customer in accordance with the terms and conditions set forth below.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, Owner and Customer agree as follows:

                                  PART I

                DEFINITIONS AND PRE-OPERATIONAL ACTIVITIES

                                 Article 1

                                DEFINITIONS

     1.1 "Agreement" means this Firm Natural Gas Storage Agreement (including all exhibits identified in the Schedule of Exhibits attached hereto ("Exhibits")) as it may be amended and supplemented from time to time.

     1.2 "Annual Escalation Factor" as used in Exhibit B shall be computed for any Contract Year by the following formula:

     AEF (n) equals AEF (n-1) times (0.5 plus (0.5 times CPI (m) divided by CPI (m-1))

where n is the applicable Contract Year; n-1 is the Contract Year preceding the applicable Contract Year; CPI is the Consumer Price Index/New York-Northern New Jersey-Long Island, NY-NJ-CT All Urban Consumers published by the U.S. Department of Labor, Bureau of Labor Statistics (base year 1982/84 equals 100); and CPI (m) is CPI as reported for the last Month of the preceding calendar year, and CPI (m-1) is the CPI as reported for the last Month of the second preceding calendar year. For purposes of calculating the AEF, AEF (1) shall equal 1.00.

     1.3 "Approved" or "Approval" means approved by or approval of Owner unless otherwise stated.

     1.4    "Authorized Overrun Service"  means  the  service  set forth in
Section 4.3 of this Agreement and Section 3 of Rate Schedule FS.

     1.5 "Commencement Date" means the earlier of (i) thirty (30) Days after Owner issues the Notice of Readiness or (ii) the first Day Customer causes Gas to be injected into the Facility.

     1.6 "Contract Year" means (i) for the initial year of operations, the period beginning on the Commencement Date and continuing through March 31, (ii) for each successive year of operations, a one-year period from
April 1 of one year  through  March  31  of  the following year except that
(iii) the final Contract Year shall begin on April 1 and terminate on the anniversary of the Commencement Date. For the first and last Contract Year, if less than 365 Days, any calculation in this Agreement determined by reference to a Contract Year shall be adjusted by multiplication of the appropriate figure by a fraction the numerator of which shall be the number of Days in that Contract Year and the denominator of which shall be 365.

     1.7 "Day" means a calendar day, including Saturdays, Sundays and holidays, except that in the event that an obligation falls due on a Saturday, Sunday or legal holiday in the State of New York the obligation shall be due on the immediately preceding business day.

     1.8 "Dekatherm" or "Dth" means the quantity of heat energy which is 1,000,000 British thermal units.

     1.9 "Electronic Bulletin Board" means the computer information and scheduling system established by Owner.

     1.10   "Facility" means the  structure  and  facilities to be designed
and  constructed  by  Owner   for   purposes   of  providing  the  Services
contemplated by this Agreement.

     1.11 "FERC" shall mean Federal Energy Regulatory Commission or any federal commission, agency or other governmental body or bodies succeeding to the powers of such commission.

     1.12 "FERC Gas Tariff" means Owner's effective, approved tariff on file at the FERC, which shall include all Rate Schedules and General Terms and Conditions.

     1.13 "Financing Agreement" means any agreement between Owner and any bank, financial institution or other entity relating to the construction and/or permanent financing of the Facility.

     1.14   "Force Majeure" means an event of Force Majeure as specified in
Article 13.

     1.15 "Fuel Reimbursement Charge" means a charge to be paid by Customer to Owner, pursuant to Exhibit B, as compensation for the injection and withdrawal of natural gas from the Storage Facility.

     1.16 "Gas" means natural Gas of a quality at least equal to the quality specified in Article 7.

     1.17 "Governmental Approvals" means all authorizations, consents, exemptions, permits, certificates and approvals from any federal, state or municipal body in the United States having jurisdiction or potential jurisdiction in relation to the construction and operation of the Facility or the performance of the obligations contemplated by this Agreement.

     1.18 "Interruptible Storage Service Agreement" means an agreement between Owner and Customer for the provision of interruptible storage service pursuant to Rate Schedule IS of Owner's FERC Gas Tariff.

     1.19 "Maximum Daily Injection Quantity" means the maximum quantity of Gas which Customer is entitled to inject into the Facility on any Day. This quantity shall equal one-twentieth (1/20) of the Maximum Storage Capacity.

     1.20 "Maximum Daily Withdrawal Quantity" means the maximum quantity of Gas which Customer is entitled to withdraw on any Day. This quantity shall equal one-tenth (1/10) of the Maximum Storage Capacity.

     1.21 "Maximum Storage Capacity" or "MSC" means the maximum quantity of Gas which Customer is entitled to store at the Facility at any given time.

     1.22   "Month" means a calendar month.

     1.23 "Notice of Readiness" means a notice to be issued by Owner to Customer specifying that the Facility is ready to commence the provision of Services under this Agreement.

     1.24 "Point of Delivery" means the point where Customer shall inject Gas into the Facility or withdraw Gas from the Facility, as specified in
Section 5.1.

     1.25 "Price Terms" means the prices attached as Exhibit B, as Exhibit B may be adjusted from time to time in accordance with this Agreement, which sets forth the payment obligations of Customer for the Services provided pursuant to this Agreement.

     1.26 "Project" means this Avoca Natural Gas Storage project, pursuant to which Governmental Approvals will be secured, contracts will be entered, Financing Agreement will be arranged, the Facility will be constructed, Gas will be injected and withdrawn for Customers' accounts, and related tasks will be accomplished.

     1.27 "Rate Schedules" means the rate schedules contained in Owner's FERC Gas tariff.

     1.28 "Services" means the injection, storage and withdrawal of Gas, and any ancillary activities, to be performed by Owner for Customer pursuant to this Agreement.

     1.29 "Site" means the parcel of land located at Avoca, New York, under or through which Services are to be provided pursuant to this Agreement.

     1.30   "Term" means the period of time specified in Article 17.

     1.31 "Transporter" means CNG Transmission Corporation, Tennessee Gas Pipeline Company or such other transporter agreed to by Owner and Customer.

     1.32 "USD" means lawful currency of the United States of America expressed in dollars.

         Additional terms indicated by capitalization and utilized in this Agreement shall have the meaning ascribed to them where first utilized.

                                 Article 2

                        PRE-OPERATIONAL ACTIVITIES

     2.1 Approvals. This Agreement and the respective obligations of the Parties hereunder are subject to all valid laws, orders, rules and regulations of duly constituted authorities having jurisdiction ("Applicable Law").

     2.2 Notice of Readiness. Owner shall issue a Notice of Readiness to Customer at such time as Owner has accomplished all tasks necessary for the commencement of operations at the Facility.

     2.3 Outside Date. Customer commits that, in the event the Notice of Readiness is issued on or before December 31, 1997, Customer will proceed with the performance of obligations under this Agreement. In the event the Notice of Readiness is not issued by such date, in the absence of Force Majeure, Owner or Customer, each in its sole and unreviewable discretion, may terminate this Agreement without further obligation to the other Party, in which event each Party shall bear its own costs associated with the Project without recourse against the other for recovery of those costs; provided, however, that Customer may not terminate this Agreement
(1) if Owner provides a portion of Customer's MSC, in which case Customer's Monthly Demand Charge as set forth in Exhibit B shall be applied to the level of service actually provided by Owner during the period of partial service or (2) if Owner provides a comparable service to Customer.


                                  PART II

                                 SERVICES

                                 Article 3

                             STORAGE SERVICES

     3.1 Firm Storage. Customer hereby reserves and Owner hereby agrees to provide capacity for the storage of Gas owned by Customer on each Day in an amount up to the Maximum Storage Capacity, as provided in Exhibit A.

     3.2 Authorized Overrun Storage Service. Owner may permit Customer to store quantities of Gas in excess of Customer's Maximum Storage Capacity; provided, however, that Customer has executed an Interruptible Storage Service Agreement with Owner for such excess quantities.

     3.3    Payment  Schedule.    Customer  shall  pay  Owner  for services
provided pursuant to this Agreement in accordance with the Price Terms.


                                 Article 4

                        INJECTIONS AND WITHDRAWALS

     4.1 Injections. Customer hereby reserves and Owner hereby agrees to provide facilities and capacity to support the injection of Gas owned by Customer into the Facility on each Day in an amount up to the Maximum Daily Injection Quantity.

     4.2 Withdrawals. Customer hereby reserves and Owner hereby agrees to provide facilities and capacity to support the withdrawal of Gas owned by Customer from the Facility on each Day in an amount up to the Maximum Daily Withdrawal Quantity.

     4.3 Authorized Injection and Withdrawal Overrun Service. If operating conditions permit and Customer will not exceed its Maximum
Storage Capacity, Owner may authorize Customer to inject or withdraw quantities in excess of Customer's Maximum Daily Injection and Withdrawal Quantities. The charge for such Authorized Overrun Service is set forth in Exhibit B.


                                 Article 5

                                SCHEDULING

     5.1 Points of Delivery and Points of Redelivery. Owner and Customer designate as Exhibit "C," attached hereto and made a part hereof, a list of the currently available Points of Delivery and Points of Redelivery.

     5.2    Customer  Scheduling  of  Transportation.    Customer  shall be
solely responsible for making all arrangements and paying for the transportation of the Gas to the Point of Delivery for injection into the Facility, and for making all arrangements and paying for the transportation of Gas from the Point of Delivery for Gas for withdrawal from the Facility. Owner shall have no obligation to inject Gas for Customer, or to withdraw Gas for Customer, to the extent that Transporter is unwilling, not obligated to, or unable to transport equivalent quantities, as the case may be.

     5.3 Scheduling of Storage Volumes and Intra-Day Changes in Nominations. Owner and Customer agree that the obligations of Owner and Customer for scheduling and changing nominations hereunder shall be in accordance with Section 6 of Owner's FERC Gas Tariff's General Terms and Conditions.

                                 PART III

                   GAS PRESSURE, QUALITY AND MEASUREMENT

                                 Article 6

                                 PRESSURE

         Owner and Customer agree that the obligations of Owner and Customer as to the pressure of Gas injected and withdrawn from Avoca shall be in accordance with Sections 2 and 3 of Owner's FERC Gas Tariff's General Terms and Conditions.


                                 Article 7

                                  QUALITY

         Owner and Customer agree that the obligations of Owner and Customer as to the quality of the Gas injected and withdrawn from Avoca shall be governed by Section 2 of Owner's FERC Gas Tariff's General Terms and Conditions.


                                 Article 8

                                MEASUREMENT

         Owner and Customer agree that the obligations of Owner and Customer as to the measuring of Gas shall be governed by Sections 3 and 4 of Owner's FERC Gas Tariff's General Terms and Conditions.


                                  PART V

                               MISCELLANEOUS

                                 Article 9

                            BILLING AND PAYMENT

         Owner and Customer agree that the obligations of Owner and Customer as to billing and payment shall be governed by Section 12 of Owner's FERC Gas Tariff's General Terms and Conditions.


                                Article 10

                                   TAXES

         Owner shall send Customer an invoice for all taxes attributable to the injection, storage or withdrawal of Customer's Gas and Customer shall pay such invoice in accordance with Article 9 of this Agreement.

                                Article 11

                                 BASE GAS

         Customer shall provide a quantity of the Facility's base gas pro rated to reflect Customer's MSC. Customer shall retain title to such base gas at all times and shall be entitled to withdraw such contribution of Base Gas upon the expiration of Customer's contract term.


                                Article 12

              RATE SCHEDULES AND GENERAL TERMS AND CONDITIONS

         This Agreement and all terms and provisions contained or incorporated herein are subject to the provisions of Owner's applicable Rate Schedules and of Owner's General Terms and Conditions on file with the FERC, or other duly constituted authorities having jurisdiction, and as the same may be legally amended or superseded, which Rate Schedules and General Terms and Conditions are by this reference made a part hereof.


                                Article 13

                               FORCE MAJEURE

         Owner and Customer agree that Force Majeure shall be defined in accordance with Section 11 of Owner's FERC Gas Tariff's General Terms and Conditions.


                                Article 14

               POSSESSION, TITLE, RISK OF LOSS AND WARRANTY

     14.1 Possession, Title and Risk of Loss. Owner and Customer agree that the obligations of Owner and Customer as to possession, title and risk of loss shall be governed by Section 15 of Owner's FERC Gas Tariff's General Terms and Conditions.

     14.2 Warranty. Owner and Customer agree that the obligations of Owner and Customer as to warranty of title to Gas shall be governed by
Section 16 of Owner's FERC Gas Tariff's General Terms and Conditions.


                                Article 15

                                  DEFAULT

     15.1 Termination for Default. If (i) either Party shall fail in any material respect to comply with, observe, perform or shall default in any material respect upon any obligation under this Agreement (an "Event of Default"), except due to causes excused by Force Majeure or attributable to the other's wrongful act or failure to act, and such failure materially and adversely affects the ability of either Party to deliver or accept Gas and
(ii) after written notice thereof from the Party claiming a right to terminate this Agreement, such failure shall continue for a period of thirty (30) Days, then the Party claiming the right to terminate may, by notice in writing, terminate this Agreement as of the date of the notice of termination; provided, however, that if such failure cannot be reasonably cured within such thirty (30) Days, the Party claimed to be in default shall be entitled to such further time as shall reasonably be required to effect such cure, provided that such Party commences within such thirty
(30) Days substantial efforts to effect such cure and at all times thereafter proceeds diligently to complete such cure. Notwithstanding the foregoing, Customer shall give written notice to the Lenders providing debt financing for the Project (the "Lenders") or any agent for the Lenders of an Event of Default of Owner and the Lenders or the agent for the Lenders shall have the option, but not the obligation, to cure such Event of default for a period of 60 days after the applicable cure period of Owner under this Section 15.1.

     15.2 Other Rights Preserved. The availability or exercise of the right to terminate this Agreement pursuant to this Article shall not serve to diminish or effect the right of the Parties to seek damages or specific performance, for breach of this Agreement, as provided in Article 17.11 hereof.


                                Article 16

                                   TERM

         This Agreement will be effective upon execution and continue in full force and effect for an initial term of twenty (20) years from the
Commencement Date ("Initial Term"). This Agreement shall automatically renew annually following the expiration of the Initial Term, unless either Party delivers notice to the other Party twelve Months prior to the end of the initial term or any subsequent one-year extension of this Agreement of its intention not to renew, in which event this Agreement shall so terminate; provided, however, that Customer and Avoca may agree in writing between one (1) and five (5) years before expiration of the initial term to extend this Agreement.


                                Article 17

                              LEGAL RELATIONS

     17.1 Entire Agreement. This Agreement, including all Exhibits hereto, contains the entire understanding of the Parties with respect to the subject matter hereof, and supersedes all prior agreements and commitments with respect thereto. There are no oral understandings or other terms or conditions. Neither Party has relied upon any representation, expressed or implied, not contained in this Agreement.

     17.2   APPLICABLE LAW.    THIS  AGREEMENT  SHALL  BE  GOVERNED  BY AND
CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, EXCLUSIVE OF CONFLICTS OF LAWS PROVISIONS.

     17.3 Amendments. No change, amendment or modification of this Agreement shall be valid or binding upon the Parties unless such change, amendment or modification shall be in writing and duly executed by the Parties.

     17.4 Captions. The captions and subheadings contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained herein.

     17.5 Notice. Any notice, demand, offer or other written instrument required or permitted to be given pursuant to this Agreement, except for the provisions herein requiring notice on the Electronic Bulletin Board, shall be in writing signed by the Party giving such notice and shall be hand-delivered or sent by registered letter, overnight courier provided a receipt signed by the addressee obtained, or telexed to the other Party. Unless otherwise specifically provided in this Agreement, any written notice or other communication shall be sufficiently given or shall be deemed given on the earlier of (1) the third business day following the date on which the same is mailed by registered or certified mail, postage prepaid or (2) the date of the addressee's receipt of such notice, addressed:

                       (a)  if delivered to Owner:
                            Avoca Natural Gas Storage
                            One Bowdoin Square
                            Boston, MA   02114

                       (b)  if delivered to Customer:
                            Pennsylvania Gas and Water Company
                            Wilkes-Barre Center
                            39 Public Square
                            Wilkes-Barre, PA   18711-1601

         Each Party shall have the right to change the place to which notice shall be sent or delivered by similar notice or like manner to the other Party.

     17.6 Severability. The invalidity of one or more phrases, sentences, clauses, or Articles contained in this Agreement shall not affect the validity of the remaining portion of the Agreement so long as the material purposes of this Agreement can be determined and effectuated. In the event that one or more phrases, sentences, clauses, or Articles is held to be invalid and such invalidity affects the remaining portion of the Agreement to alter its material purposes, the Parties shall negotiate in good faith to amend this Agreement to have the same force and effect as if such phrase, sentence, clause, or Article were not invalid.

     17.7 Assignment. This Agreement shall be binding upon, shall inure to the benefit of, and may be performed by, the successors and assigns of the Parties, except that no assignment, pledge, or other transfer of this Agreement shall operate to release the assignor, pledgor, or transferor from any of its obligations under this Agreement unless consent to the release is given in writing by the other Party or such transfer is incident to a merger or consolidation with, or transfer of all or substantially all of the assets of the transferor to, another person or business entity which shall, as part of such succession, assume all the obligations of the transferor under this Agreement.

         Customer acknowledges that Owner intends to make a collateral assignment of this Agreement to the banks, financial institutions or other entities (collectively the "Lenders") in connection with a Financing Agreement and agrees that if the Lenders succeed to the interest of Owner by foreclosure or otherwise, Customer shall accord the Lenders the same rights as Owner hereunder.

         In order to facilitate the obtaining of financing or refinancing for the Facility, Customer shall execute such consents, agreements or similar documents with respect to a collateral assignment hereof to the Lenders as Lenders may reasonably request in connection with the documentation of the financing or refinancing for the Facility.

     17.8 No Waiver. The failure of either party to enforce any of the provisions of this Agreement or to require compliance with any of its terms, at any time during the pendency of this Agreement, shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any provision of this Agreement.

     17.9   Non-Recourse Obligations.  Customer understands and agrees that
(a) Customer shall have no recourse against any participants in Owner and its sole recourse shall be against Owner and Owner's assets, irrespective of any failure to comply with applicable law or any provision of this Agreement; (b) no claim shall be made against any participants in Owner in connection with this Agreement, except that the participants may be joined as nominal parties for the purpose of enforcing Customer's rights hereunder; (c) Customer shall have no right to any claim against Owner for any capital contributions from any participants in Owner not yet due and owing; and (d) this representation is made expressly for the benefit of the participants in Owner.

     17.10 Exhibits. All Exhibits referenced in this Agreement shall be incorporated into this Agreement by such reference and shall be deemed to be an integral part of this Agreement.

     17.11 Liability of Owner and Customer. In the event of a breach of this Agreement by one Party, the other Party shall be entitled to the remedies available at law or in equity, provided in no event shall Owner or Customer be liable to the other for any indirect or consequential cost, expense or damage, including loss of profits.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives effective as of the date first written above.

                             AVOCA NATURAL GAS STORAGE


                             By:       /s/ James H. Leonard
                             Title:      Senior Vice President



                             PENNSYLVANIA GAS AND WATER COMPANY


                             By:      /s/ Joseph F. Perugino
                             Title: Vice President Gas Supply and Marketing

                                 EXHIBIT A

                         Maximum Storage Capacity


                            500,000 Dekatherms

               (50,000 Dekatherms per day of Deliverability)

                                 EXHIBIT B

                       Price And Payment Provisions

     1.  Price of Services:    For  each  of  the  services  to be provided
hereunder, Customer agrees to pay and shall pay the following charge:

         (a)  Monthly Demand Charge. (1)   Customer agrees to pay and shall
pay the following  charge  to  Owner,  multiplied  by the Annual Escalation
Factor:

           $3.75/Dth of Maximum Daily Withdrawal Quantity

         (b)  Commodity Injection Charge.   For each Dekatherm injected and
stored for Customer's account, Customer agrees to pay and shall pay the following charge:

                                 $.01/Dth

         (c)  Commodity Withdrawal  Charge.    For  each  Dekatherm  of Gas
withdrawn from Customer's account, Customer agrees to pay and shall pay the following charge:

                                 $.01/Dth

         (d) Authorized Injection and Withdrawal Overrun Charge. For Authorized Injection and Withdrawal Overrun Service rendered by Owner to Customer pursuant to Article 4.3, Customer agrees to pay and shall pay the following charge (in addition to the otherwise applicable injection and withdrawal charges specified in Paragraphs (1(b) and (c) of this Exhibit):

                                 $.01/Dth

     2. Fuel Reimbursement Charge. There shall be due and owing from Customer to Owner a fuel reimbursement charge equal to two percent (2%) of the quantities injected by Customer. Such charge shall be paid by Customer to Owner in-kind at time of injection.

     3.  Adjustment of Annual Escalation Factor.  In the event that:

         (a) the Consumer Price Index/New York-Northeastern New Jersey All Urban Consumers ("CPI") ceases to be published by the U.S. Department of Labor, Bureau of Labor Statistics; or


         (b) there is a significant change in the components or purpose and use of the CPI or the way in which it is calculated;





___________________

(1)    The  Monthly  Demand  Charge   is   calculated  on  a  per  unit  of
deliverability basis.

then the Parties shall agree upon a substitute component for use in calculating the Annual Escalation Factor. Pending such agreement, the Annual Escalation Factor for the last month in which such factor can be calculated shall continue to govern calculation of the Price. Any agreed upon modification shall become effective as of the first day of the first month following such agreement, subject, however, to the receipt of any regulatory or governmental approvals required to make such change effective without modifications (unless such modifications are acceptable to both Parties).

         In the event that the Parties are unable to agree upon a substitute component, such determination shall be made by arbitration in accordance with Section 4 of this Exhibit B. The purpose of such arbitration shall be to determine a substitute component which produces the same results as the Annual Escalation Factor based on the CPI.

         4.   Arbitration.

              (a) Notice. In the event that either Party wishes to submit the adjustment of the Annual Escalation Factor to arbitration, such Party (the "Demanding Party") shall commence arbitration by serving written notice on the other Party. The notice shall contain the name of an arbitrator selected by the Demanding Party, a statement of the matter in dispute, a request for relief and the grounds therefor.

              (b) Response to Demand. The Party receiving such written notice shall within thirty (30) days thereafter serve written notice on the Demanding Party stating the name of an arbitrator selected by the receiving Party and an answering statement. The two arbitrators so selected shall promptly name a third arbitrator, provided that nothing in this Section 4 shall preclude agreement by the Parties (including the Demanding Party) to have the arbitration conducted by a single arbitrator.

              (c) Qualifications of Arbitrators. The arbitrator(s) selected to act hereunder shall be qualified by education or experience to decide matters relating to the question in dispute and shall not be employees or agents of any Party, unless otherwise agreed by the Parties.

              (d) Arbitration Procedures; Place of Arbitration. The arbitrator(s) selected hereunder shall promptly hear and determine (after giving the Parties due notice of hearing and a reasonable opportunity to be heard) the question submitted and shall render their decision thereon within ninety (90) days after appointment of the third arbitrator. Except as otherwise agreed by the Parties, the arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association applicable to commercial disputes. Unless otherwise agreed by the Parties, the arbitration shall be held in New York.

              (e) Effect of Decision. The decision of the arbitrators, or a majority thereof, shall be made in writing and shall be final and binding upon the Parties as to the question(s) submitted and shall not be subject to judicial review. The written decision may be issued with or without an opinion. If either Party requests a written opinion with respect to a decision, one shall be issued expeditiously, but its issuance shall not delay compliance with and implementation of the decision. The Parties shall abide by and comply with such decision and a judgment may be entered upon an arbitration decision in any court of competent jurisdiction.

                                 EXHIBIT C

                      Delivery and Redelivery Points


         The delivery and redelivery point shall be the point of interconnection between the Avoca facility and CNG Transmission Corporation, Tennessee Gas Pipeline Company or any other pipeline as Owner and Customer may mutually agree.